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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 11, 2002

                                   CMGI, INC.

             (Exact Name of Registrant as Specified in its Charter)


          Delaware                      000-23262                 04-2921333
  (State or Other Jurisdiction   (Commission File Number)       (IRS Employer
       of Incorporation)                                     Identification No.)

                              100 Brickstone Square
                          Andover, Massachusetts 01810
               (Address of Principal Executive Offices) (Zip Code)

                                 (978) 684-3600
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5. Other Events.

     On September 11, 2002, CMGI, Inc. ("CMGI"), sold all of its equity and debt ownership interests in NaviSite, Inc. ("NaviSite") to ClearBlue Technologies, Inc. ("ClearBlue"). Under the terms of the Note and Stock Purchase Agreement, dated as of September 11, 2002, by and between CMGI and ClearBlue (the "Purchase Agreement"), CMGI sold to ClearBlue (i) approximately 71.0 million shares of common stock of NaviSite held by CMGI, (ii) warrants to purchase approximately
5.0 million shares of common stock of NaviSite, and (iii) the 12% Convertible
Note issued to the Seller by the Company, representing $10.0 million aggregate principal amount plus all accrued interest thereon. In consideration thereof, CMGI received, among other things, 131,579 shares of common stock of ClearBlue.

     The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement which is filed as an exhibit to this Form 8-K and is incorporated by reference herein.

Item 7. Exhibits.

(c) Exhibits.

Exhibit No.        Description
-----------        -----------

10.1 Note and Stock Purchase Agreement, dated as of September 11, 2002, by and between CMGI, Inc. and ClearBlue Technologies, Inc.

99.1           Press Release, dated September 11, 2002.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            CMGI, Inc.

                            By: /s/ Thomas Oberdorf
                                   ---------------------------------------------
Date: September 12, 2002            Thomas Oberdorf
                                    Chief Financial Officer and Treasurer
                                    (Principal Financial and Accounting Officer)






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                                  EXHIBIT INDEX

Exhibit No.          Description

10.1 Note and Stock Purchase Agreement, dated as of September 11, 2002, by and between CMGI, Inc. and ClearBlue Technologies, Inc.

99.1          Press Release, dated September 11, 2002.